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                                                                      EXHIBIT 21


                       Listing of Subsidiary Corporations
                             (as of January 3, 2004)
                       ----------------------------------


Subsidiary Corporation                                  State of Incorporation
----------------------                                  ----------------------

Linens 'n Things Center, Inc.                           California

Bloomington MN., L.T., Inc.                             Minnesota

Linens 'n Things Investment Canada I Company            Nova Scotia, Canada

Linens 'n Things Investment Canada II Company           Nova Scotia, Canada

Rockford L.T., Inc.                                     Minnesota

Linens 'n Things Canada, Corp.                          Nova Scotia, Canada

Linens 'n Things Canada Limited Partnership             Alberta, Canada

LNT, Inc.                                               New Jersey

LNT Leasing, LLC                                        Delaware

LNT Leasing II, LLC                                     Delaware


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